SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[x]  Definitive Additional Materials

American States Water Company
------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

May 10, 2010

Dear Shareholder:

We have previously mailed you proxy materials for the Annual Meeting of Shareholders of American States Water Company to be held on May 27, 2010.

According to our latest records we have not yet received your vote. The Annual Meeting is now only a short time away. It is important that you sign and return your proxy today in order to make sure that your shares will be voted at the meeting in accordance with your desires. If you hold your shares in the name of a brokerage firm, your broker cannot vote your shares on certain of these proposals unless they receive your specific instructions.

Your board of directors recommends that you vote FOR proposals 1, 2 and 3.

In the event that your proxy material has been misplaced, we are enclosing for your use a duplicate Voting Instruction Form and return envelope.

Please sign and date the enclosed Voting Form (or follow the telephone & internet instructions on your Voting Form) today. In the event that two Voting Forms are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

Thank you for your cooperation and continued support.

Sincerely,

Ms. Eva G. Tang
Corporate Secretary

San Dimas, California

630 East Foothill Boulevard, San Dimas, California 91773-9016
Tel: (909) 394-3600 Fax: (909) 394-1382 www.aswater.com